Exhibit 10.11
AMENDMENT NO. 4 TO FLEXTRONICS MANUFACTURING SERVICES AGREEMENT

THIS AMENDMENT NO. 4 TO FLEXTRONICS MANUFACTURING SERVICES AGREEMENT
(this “Amendment”), dated as of July 30, 2024 (the “Amendment Effective Date”), is by and between Enphase Energy, Inc., a Delaware corporation having its business at 47281 Bayside Parkway, Fremont, California 94538 (“Enphase”) and Flextronics Industrial, Ltd., a Mauritius corporation having its place of business at Suite 402, St. James Court, St. Denis Street, Port Louis, Mauritius (“Flextronics”). Capitalized terms not defined herein will have the meaning given to them in the MSA (as defined below).
WHEREAS, Enphase and Flextronics are parties to a Flextronics Manufacturing Services Agreement dated as of March 1, 2009 (the “MSA” or “Agreement”) (individually, Enphase and Flextronics are referred to herein as a “Party” and together as the “Parties”); and

WHEREAS, the Parties wish to amend the MSA as provided for herein.
NOW, THEREFORE, the Parties agree as follows:

1.Flextronics and Enphase have identified certain initial raw material inventory for disposition (“Eligible Inventory”) in Attachment A (as may be modified or updated by the Parties in writing (email is acceptable if confirmed by the other Party) as additional Eligible Inventory is identified). Flextronics shall provide monthly reports to Enphase detailing any additional inventory identified as Eligible Inventory to be sold to Enphase.

2.Flextronics will promptly invoice Enphase for the Eligible Inventory in accordance with the payment terms set forth in the MSA. Enphase will promptly issue a Purchase Order to Flextronics for the value of the standard material price for the Eligible Inventory.

3.Upon issuance of invoice to Enphase, Flextronics shall shift, segregate, and warehouse the Eligible Inventory in a Flextronics facility or at a third-party site as determined by the Parties. Enphase shall be responsible for monthly storage and handling costs as mutually agreed between Enphase and the respective Flextronics site. Flextronics shall report the storage fee and handling fees as set forth above by the tenth (10th) calendar day of each month and Enphase will issue a purchase order for the corresponding agreed fees within ten (10) calendar days after the receipt of Flextronics’s report, and with the fees commencing thirty (30) calendar days after such Consigned Materials have been received in the Flex consignment warehouses.

4.At the point of the sale to Enphase, Flextronics has no obligation nor known intent to re-purchase any of the Eligible Inventory at any time.

5.If Flextronics later has demand or need for the same type of raw material as contemplated by this Amendment, then Flextronics shall give Enphase the first right of refusal to fulfill the needed quantities before seeking such fulfillment from another supplier. Purchases will be through a purchase order placement from Flextronics to Enphase with a Net 45 payment terms.

6.Title and risk of loss (including market and demand risk) to the Eligible Inventory shall pass to Enphase upon payment of invoice to Flextronics. Notwithstanding the foregoing, Flextronics shall retain physical risk of loss and damage of the Eligible Inventory while it is warehoused in Flextronics’s facility.

7.To the extent of a conflict between the MSA, other Amendments, other stand-alone agreements which are hereby incorporated herein by this reference, and this Amendment, the terms of this Amendment shall prevail solely with regards to such conflict. The recitals form an integral part of this Amendment. For

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clarity, Section 10.1 (Confidentiality) of the MSA shall govern the use and disclosure of Confidential Information under this Amendment.

8.The recitals set forth above are incorporated herein by reference and are explicitly made a part of this Amendment.

9.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective
Date.

ENPHASE ENERGY, INC.	FLEXTRONICS INDUSTRIAL LTD.

By: /s/ Ron Swenson	By: /s/ B. Vijayandram
Name: Ron Swenson	Name: B.Vijayandram A/L S.' Balasingam
Title: Sr VP Operation	Title: Director
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